                                                                      EXHIBIT 10

                             K2 Inc.
                     4900 South EasternAve
                           Suite 200
                     Los Angeles, CA 90040

                         July 22, 1999


Robert Marcovitch
President and Chief Executive Officer
Ride, Inc.
8160 304th Avenue Southeast
Preston, Washington  98050

     Re:   Purchase of Products

     Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 22, 1999, among K2 Inc. ("Parent"), Ride, Inc. (the "Company") and KT Acquisition, Inc. ("Acquisition"), pursuant to which the parties have agreed upon the acquisition of the Company through the merger of Acquisition with and into the Company. Among other things, pursuant to the Merger Agreement, Parent has provided $2 million of interim financing to the Company, pending completion of the merger.

     This letter is to set forth our agreement in respect of orders currently held by the Company for certain product categories, as described below.

     In consideration of the execution and delivery of the Merger Agreement by Parent and Acquisition, the interim financing provided therein, and the mutual agreements set forth herein, Parent and the Company have agreed upon the transfer from the Company to Parent of all outstanding orders (the "Transferred Orders") from customers in North America for the purchase of bindings and apparel calling for shipments to the customers on or prior to November 30, 1999. The products covered by the Transferred Orders are referred to herein as the "Products." In connection with such orders, the Company will transfer to Parent all outstanding purchase orders, agreements and understandings (the "Supplier Arrangements") existing between the Company and its suppliers for the Products (the "Product Suppliers"). Parent will purchase finished goods inventory from the Company and the additional Products required for satisfaction of the Transferred Orders from the Product Suppliers. Parent will be responsible for providing all letters of credit, and making payment, to Product Suppliers of the purchase price for the Products in accordance with the Supplier Arrangements; provided that:
(i) Parent shall not be responsible for any outstanding amounts owing to the Product Suppliers or for any obligations pursuant to the Supplier Arrangements, other than purchase and payment for Products to be purchased by it hereunder; and (ii) Parent may agree with the Product Suppliers on such changes as it may, in its sole discretion deem appropriate, in the Supplier Arrangements in respect of Products to be purchased by it.

     Parent will purchase from the Company all of its finished goods inventory of Products (the "Finished Goods"), at cost, and will pay all freight charges for shipment of such goods from their present location. The Company and Parent shall cooperate in making arrangements for the prompt delivery of Finished Goods to Parent and payment therefor, not later than July 30, 1999.

     The Company will furnish to Parent, to the extent it has not already done so, complete and accurate information pertaining to the Transferred Orders, the Products and the Supplier Arrangements, and copies of all documents pertaining thereto. From time to time, as Parent may request, the Company will make available, without cost, its personnel for the purpose of responding to any questions that may arise concerning any of the foregoing. In addition, the Company will provide such notification as Parent may request, to all purchasers of Products pursuant to the Transferred Orders and to all Product Suppliers concerning the arrangements described herein; and will assist in accomplishing an orderly transition.

     The Company represents and warrants to Parent that the information heretofore provided by it in writing to Parent concerning the Transferred Orders, the Products and the Supplier Arrangements is complete and accurate in all material respects, and that there are no material obligations or agreements pertaining thereto which have not been so disclosed. Without limiting the generality of the foregoing, except as heretofore disclosed by the Company to Parent in writing, (i) all of the Transferred Orders are bona fide, in full force and effect, and are not the subject of any disputes or disagreements; (ii) to the best of the Company's knowledge, the customers under the Transferred Orders are creditworthy and capable of making full payment for the Products covered thereby; (iii) the Supplier Arrangements are bona fide, in full force and effect, and are not the subject of any disputes or disagreements; (iv) each of the Suppliers is, to the best of the Company's knowledge, capable of performing its obligations under each applicable Supplier Arrangement, and is in compliance with its obligations thereunder; and (v) except as disclosed in Annex 1 attached hereto, the Company is not in breach or default, in any material respect, of any of the Supplier Arrangements. The Company further represents and warrants to Parent that the Finished Goods are of good quality, free of defects, and saleable in the ordinary course of business pursuant to the Transferred Orders.

     The Company hereby grants to Parent a non-exclusive, fully paid, license to make or have made and to sell all Products acquired by it for delivery pursuant to the Transferred Orders, utilizing all applicable trademarks, patents, trade secrets and copyrights of the Company. In the event of cancellation or reduction of any of the Transferred Orders, or rejection of any Products shipped to customers pursuant thereto, Parent may sell or dispose of the applicable Products in such manner as it deems appropriate.
It is understood that pursuant to the Supplier Arrangements, all Products will bear the trademarks of the Company, will be packaged in bags, boxes or other containers carrying the names and trademarks of the Company and will be shipped with standard product warranties of the Company. Parent will bear all costs of freight and shipping pursuant to the Supplier Arrangements.

     Parent will be responsible for all product returns pursuant to the Transferred Orders. The Company shall be responsible for all warranty claims, and any product liability claims in respect of Products, and will maintain insurance therefore in amounts not less than the limits applicable to its other products.

     Parent shall be responsible for shipping of Products pursuant to the Transferred Orders, shall invoice customers therefor and shall be entitled to retain the full proceeds from such sales, except as provided herein. If the Company at any time receives any payments for the Products, the Company shall hold and receive such payments in trust for Parent and shall immediately forward such amounts to Parent. If Parent at any time receives any payments for sales by the Company, which payments do not pertain to Products, Parent shall hold and receive such payments in trust for the Company and shall immediately forward such amounts to the Company.

     The Company agrees to pay, and to indemnify and hold harmless Parent from and against, any amounts that may be payable to third parties as sales commissions in connection with any sales of products that are the subject of this letter.

     The Company hereby represents and warrants that it is the owner of the Transferred Orders, Supplier Arrangements and all trademarks, patents, trade secrets and copyrights applicable thereto, and that, subject to the release of security interests held in property of the Company by the persons named below, upon acquisition and sale of the Products by Parent as contemplated hereby, Parent will receive good title to the Products and to all accounts receivable and proceeds arising from their sale, free and clear of any liens, claims or encumbrances created by the Company or arising under any agreement or legal obligation to which the Company is a partyor by which it is bound. The security interests referred to above are held by:

            CIT Group/Credit Finance, Inc.
            U.S. Bank National Association
            Advantage Fund II Ltd.

     The Company agrees to indemnify, defend and hold harmless Parent from and against any and all claims, liabilities, damages, losses, costs and expenses arising from (i) any negligent act or negligent omission by the Company relating to or affecting the condition, quality or character of a Product, (ii) the design of a Product violating any trademark, patent, trade secret or other proprietary right of any third party, (iii) any obligations arising under the Company's contractual warranties applicable to the Products, or (iv) any products liability claim for personal injury which may be asserted by any consumer of a Product. Parent agrees to indemnify, defend and hold harmless the Company for any and all claims, liabilities, damages, losses, costs and expenses arising from (i) any negligent act or negligent omission by Parent relating to or affecting the condition, quality or character of a Product, (ii) any obligations arising under any of Parent's contractual warranties applicable to the Products, or (iii) any obligations and liabilities relating to returns or exchanges of any of the Products other than pursuant to the Company's contractual warranties.

     If the foregoing accurately reflects our agreement, please sign in the space provided below and return a copy of this letter, whereupon this letter shall constitute our binding agreement as set forth herein

                                       Sincerely yours,
                                       K2 Inc.

                                       By /s/ John J. Rangel
                                         ----------------------


Agreed as set forth above:
Ride, Inc.

By /s/ Robert F. Marcovitch
  -------------------------------

                                ANNEX 1


     The following lists the Company's breach or default conditions under Supplier Agreements:

     1. BINDINGS. The Company's original understanding with its Chinese binding manufacturer, the Snowboard Factory ("SFI"), was that it would open an on-sight letter of credit for SFI's benefit in the amount of $1,200,000 by April 8, 1999, and a stand-by letter of credit for SFI's benefit in the amount of $800,000 by April 19, 1999. The Company was not in a position to open such LC's on the promised dates. However, the Company has successfully negotiated extension of payment with SFI, and SFI has continued to manufacture product.

     2. APPAREL. The Company is under an obligation to open an on-sight letter of credit prior to shipment of production-version products. The Company is not in default of this obligation yet. However, the apparel manufacturer, IGD Matahari Enterprises Co., Ltd., has demanded that such letter of credit be opened immediately.